UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to 13 OR 15(D)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2010

ACL Semiconductors Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50140	16-1642709

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1701, 17/F, Tower 1
Enterprise Square, 9 Sheung Yuet Road
Kowloon Bay, Kowloon, Hong Kong

(Address of principal executive offices) (Zip Code)

011-852- 2799-1996

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On November 1, 2010, the Board of Directors of ACL Semiconductors, Inc. (the “Company”) decided that it would be in the Company’s best interests to move towards establishing a Board comprised of a majority of independent directors and therefore at this time, only nominate three of its current directors to stand for re-election at the 2010 shareholders meeting on November 22, 2010. Ming Yan Leung and Wun Kin Fong, two of the directors that were appointed on June 11, 2010 will not be standing for re-election at the Company’s annual meeting of stockholders. Mr. Leung and Mr. Fong’s decision not to stand for re-election are not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

If the Company nominated all five of its executive directors for re-election at this time, the Board would have to add at least six additional independent directors to achieve an independent board. Therefore, the number of directors nominated at this time was reduced to three candidates.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACL SEMICONDUCTORS INC.

Dated: November 2, 2010

	By:	/s/ Kenneth Lap Yin Chan

Name: Kenneth Lap Yin Chan
Title: Chief Operating Officer